                                                          Exhibit No. EX-99.i.2

[GRAPHIC OMITTED: STRADLEY RONON LOGO]       Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                       Telephone (215) 564-.8000

                                 August 22, 2006

Voyageur Mutual Funds III
2005 Market Street
Philadelphia, PA  19103

     Subject:  Voyageur  Mutual  Funds  III,  a  Delaware  statutory  trust (the
               "Trust") -  Post-Effective  Amendment No. 49, Amendment No. 49 to
               Registration  Statement  on Form  N-1A,  to be  filed  under  the
               Securities  Act of 1933 and the  Investment  Company Act of 1940,
               respectively (the "Post-Effective Amendment")

Ladies and Gentlemen:

          This  opinion  is  given  in   connection   with  the  filing  of  the
Post-Effective   Amendment  relating  to  an  indefinite  amount  of  shares  of beneficial  interest of the Delaware  Large Cap Core Fund series (the "Fund") of the Trust.

          In connection with our giving of this opinion, we have examined: (i) a copy of the Trust's  Certificate of Trust,  as filed with the Secretary of State of the State of Delaware on December 17, 1998;  (ii) the Trust's  Agreement  and
Declaration  of Trust,  dated December 17, 1998;  (iii) the Trust's  Amended and
Restated  By-Laws;  (iv)  resolutions  of the Trust's Board of Trustees  adopted
February 16, 2006; and (iv) a Good Standing Certificate,  dated August 16, 2006, from the Secretary of State of the State of Delaware.

          Based upon the foregoing examination, it is our opinion that, upon the effectiveness of the  Post-Effective  Amendment,  the Class A, Class C, Class R,
and Institutional  Class shares of beneficial  interest of the Fund, when issued upon  the  terms  and  for the  consideration  described  in the  Post-Effective
Amendment, will be validly issued, fully paid and non-assessable.

          This letter  expresses  our opinion only as to the  provisions  of the
Delaware  Statutory  Trust Act governing the issuance of shares of the Trust and does not extend to the securities or "blue sky" laws of the State of Delaware or other States or to Federal securities or other laws.

          We hereby  consent  to the use of this  opinion  as an  exhibit to the
Post-Effective Amendment.

                                          Very truly yours,

                                          STRADLEY, RONON, STEVENS & YOUNG, LLP

                                          BY:   /s/ Michael D. Mabry
                                                Michael D. Mabry, a partner